EXHIBIT     23.1


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into the previously filed Banta Corporation S-8 Registration Statement (No. 33-54576) for the Banta Corporation Incentive Savings Plan.




       ARTHUR ANDERSEN & CO.

Milwaukee, Wisconsin,
June 27, 1994.